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                                                                   Exhibit 99.1

                               MICROGRAFX, INC.

             PROXY FOR 2001 SPECIAL MEETING OF COMMON SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned common shareholder of MICROGRAFX, INC., a Texas corporation, hereby acknowledges receipt of the Notice of Special Meeting of
Shareholders and Prospectus/Proxy Statement, each dated     , 2001, and hereby
appoints and and each of them as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Special Meeting of Common
Shareholders of MICROGRAFX, INC., to be held on September    , 2001 at
a.m., local time, at and at any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

   1. To consider and vote on a proposal to approve the merger agreement dated as of July 16, 2001, among Micrografx, Inc., Corel Corporation and Calgary I Acquisition Corp., and the merger of Micrografx with Calgary I Acquisition Corp. A copy of the merger agreement is attached as Annex A to the accompanying prospectus/proxy statement.

          [  ] FOR        [  ] AGAINST        [  ] ABSTAIN

In their discretion, the proxies are authorized to vote on such other matter(s) which may properly come before the meeting and at any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL OF THE MERGER AGREEMENT, DATED AS OF JULY 16, 2001, AMONG MICROGRAFX, INC., COREL CORPORATION AND CALGARY I ACQUISITION CORP., AND THE MERGER OF MICROGRAFX WITH CALGARY I ACQUISITION CORP.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) or postponement(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

Dated:




Signature



Signature

(This proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)